SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)  DECEMBER 18, 1996

                       ANCHOR GLASS CONTAINER CORPORATION

             (Exact name of Registrant as specified in its charter)


 DELAWARE                            0-14770        22-2452609
(State or other jurisdiction of     (Commission    (IRS Employer
 incorporation)                      File Number)    ID Number)


ONE ANCHOR PLAZA, 4343 ANCHOR PLAZA PARKWAY, TAMPA, FL 33634-7513
(Address of principal executive offices)              (Zip Code)

Registrant's Telephone Number,
 including area code:                              (813) 884-0000


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

Item 5.           OTHER EVENTS

          On December 18, 1996, the Registrant entered into an asset purchase agreement (the "Agreement") with Consumers Packaging Inc., a corporation organized under the federal laws of Canada("Consumers"), and Owens-Brockway Glass Container Inc., a corporation organized under the laws of the State of Delaware ("OI"). Pursuant to the Agreement, OI will acquire specified assets of the Registrant and Consumers will acquire substantially all of the remaining assets of the Registrant for an aggregate purchase price of (i) $333.6 million in cash at closing, subject to adjustment as set forth in the Agreement, (ii) 490,000 shares of common stock of a new corporation to be formed by Consumers under the laws of the State of Delaware ("New Anchor") to which Consumers will assign all of its rights under the Agreement and which will assume all of Consumers' liabilities and obligations under the Agreement, and (iii) 1,876,000 shares of 10% convertible preferred stock of New Anchor which will be convertible into approximately 7,816,666 shares of New Anchor common stock. Such shares of common stock and convertible preferred stock will represent approximately 34% of the fully-diluted equity of New Anchor. In addition, each of Consumers and OI will assume specified liabilities of the Registrant.

          The Agreement is subject to several conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act (filings of Notification and Report Forms having been made by all parties) and consummation of Consumers' financing arrangements as described in its bank commitment letters. The Agreement also is conditioned on the Registrant's qualified defined benefit pension plans (the "Pension Plans") not being terminated by the Pension Benefit Guaranty Corporation (the "PBGC"). The Registrant has been informed by the PBGC that, although the PBGC has not made a final decision, it currently intends to terminate the Pension Plans; accordingly, there can be no assurance that this condition will be satisfied.

          On December 20, 1996, the Agreement and the transactions contemplated thereby were approved pursuant to a sale order issued by the United States Bankruptcy Court for the District of Delaware. A copy of the sale order is filed as an exhibit to this Report.

          The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement which is filed as an exhibit to this Report.

Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

2.1 Asset Purchase Agreement, dated as of December 18, 1996 among the Registrant, Consumers and OI.

99.1 Sale order issued by the United States Bankruptcy Court for the District of Delaware on December 20, 1996.

                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ANCHOR GLASS CONTAINER CORPORATION


                                          By: /s/ MARK A. KIRK
                                             Name:  Mark A. Kirk
                                             Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


Dated: December 31, 1996

                                  EXHIBIT INDEX



EXHIBIT             DESCRIPTION

2.1                 Asset Purchase Agreement,
                    dated as of December 18, 1996
                    among the Registrant, Consumers
                    and OI.

99.1                Sale order issued by the United
                    States Bankruptcy Court for the
                    District of Delaware on
                    December 20, 1996.